Exhibit 8.1

The following is a list of subsidiaries of Bancolombia S.A. as of December 31, 2015 and 2014:

SUBSIDIARIES

Entity	Jurisdiction of incorporation	Business	Shareholding directly and indirectly 2015	Shareholding directly and indirectly 2014
Leasing Bancolombia S.A. Compañía de Financiamiento	Colombia	Leasing businesses	100.00%	100.00%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust businesses	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Financial services	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%
Tuya S.A. Compañía de Financiamiento (Discontinued operations)	Colombia	Financial services	99.99%	99.99%
Renting Colombia S.A.	Colombia	Operating leasing	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transport services	100.00%	100.00%
Valores Simesa S.A.	Colombia	Investments	68.57%	68.57%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%
CFNS Infraestructura S.A.S. (wound up in 2015)	Colombia	Investments	0.00%	99.94%
BIBA Inmobiliaria S.A.S.	Colombia	Real estate broker	100.00%	100.00%
Vivayco S.A.S. (in liquidation)	Colombia	Portfolio purchase	74.95%	74.95%
Uff Móvil S.A.S. (sold in 2015)	Colombia	Mobile network operator	0.00%	75.05%
FCP Fondo Colombia Inmobiliario S.A.	Colombia	Real estate broker	50.21%	50.21%
PA Cartera LBC.	Colombia	Loan management	100.00%	100.00%
Prosicol S.A.S. (in liquidation)	Colombia	Pre-operating stage	68.57%	68.57%
Fideicomiso "Lote Abelardo Castro".	Colombia	Mercantil trust	68.23%	68.23%
Bancolombia Panamá S.A.	Panama	Commercial bank	100.00%	100.00%
Valores Bancolombia Panamá S.A.	Panama	Securities brokerage	100.00%	100.00%
Suvalor Panamá Fondo de Inversión S.A.	Panama	Holding	100.00%	100.00%
Suvalor Renta Variable Colombia S.A.	Panama	Collective investment fund	100.00%	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%
Suvalor Renta Fija Internacional Largo Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%
Banagrícola S.A.	Panama	Investments	99.16%	99.16%
Banistmo S.A.	Panama	Banking	100.00%	98.12%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	98.12%
Financomer S.A.	Panama	Financial services	100.00%	98.12%
Financiera Flash S.A.	Panama	Financial services	100.00%	98.12%
Grupo Financomer S.A.	Panama	Financial services	100.00%	98.12%
Seguros Banistmo S.A. (disposed in 2015)	Panama	Insurance company	100.00%	98.12%
Securities Banistmo S.A.	Panama	Purchase and sale of securities	100.00%	98.12%
Banistmo Asset Management Inc.	Panama	Purchase and sale of securities	100.00%	98.12%
Banistmo Capital Markets Group Inc.	Panama	Purchase and sale of securities	100.00%	98.12%
Van Dyke Overseas Corp.	Panama	Real estate broker	100.00%	98.12%
Inmobiliaria Bickford S.A.	Panama	Real estate broker	100.00%	98.12%
M.R.C Investment Corp. (wound up in 2015)	Panama	Real estate broker	0.00%	98.12%
Williamsburg International Corp.	Panama	Real estate broker	100.00%	98.12%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	98.12%
Anavi Investment Corporation S.A. (Investments in non-operational stage)	Panama	Real estate broker	0.00%	98.12%
Desarrollo de Oriente S.A. (Investments in non-operational stage)	Panama	Real estate broker	0.00%	98.12%
Bienes Raices Armuelles S.A. (Investment absorbed by Van Dyke Overseas Corp during 2015)	Panama	Real estate broker	0.00%	98.12%
Steens Enterprises S.A. (Investments in non-operational stage)	Panama	Portfolio holder	0.00%	98.12%
Ordway Holdings S.A. (Investments in non-operational stage)	Panama	Real estate broker	0.00%	98.12%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.35%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.36%	97.36%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Investments	98.89%	98.89%
Arrendamiento Operativo CIB S.A.C.	Peru	Operating leasing	100.00%	100.00%
Fondo de Inversión en Arrendamiento Operativo - Renting Perú	Peru	Operating leasing	100.00%	100.00%
Capital Investments SAFI S.A.	Peru	Trust businesses	100.00%	100.00%
FiduPerú S.A. Sociedad Fiduciaria	Peru	Trust businesses	98.81%	98.81%
Leasing Perú S.A.	Peru	Leasing	100.00%	100.00%
Banagrícola Guatemala S.A.	Guatemala	Outsourcing	99.16%	99.16%
Grupo Financiero Agromercantil Holding S.A.	Guatemala	Holding	60.00%	0.00%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	60.00%	0.00%
Mercomer Bank Ltd.	Guatemala	Banking	60.00%	0.00%
Seguros Agromercantil S.A.	Guatemala	Insurance company	59.17%	0.00%
Financiera Agromercantil S.A.	Guatemala	Financial services	60.00%	0.00%
Agrovalores S.A.	Guatemala	Securities brokerage	60.00%	0.00%
Tarjeta Agromercantil S.A.	Guatemala	Credit card	60.00%	0.00%
Arrendadora Agromercantil S.A.	Guatemala	Operating leasing	60.00%	0.00%
Agencia de Seguros y Fianzas Agromercantil S.A.	Guatemala	Insurance company	60.00%	0.00%
Asistencia y Ajustes S. A.	Guatemala	Services	60.00%	0.00%
Serproba S.A.	Guatemala	Refurbishment and remodeling services	60.00%	0.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	60.00%	0.00%
Conserjeria, Mantenimiento y Mensajeria S.A.	Guatemala	Maintenance services	60.00%	0.00%
Media Plus S.A.	Guatemala	Advertising and marketing	60.00%	0.00%
New Alma Enterprises Ltd.	Bahamas	Investments	60.00%	0.00%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%
Suleasing Internacional USA Inc. (wound up in 2015)	United States	Leasing	0.00%	100.00%
Bancolombia Cayman S.A.	Cayman Islands	Commercial Bank	100.00%	100.00%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.16%	99.16%